EXHIBIT 23.2


               [LETTERHEAD OF NETHERLAND, SEWELL AND ASSOCIATES]


               CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.


              We hereby consent to the incorporation by reference in the Annual Report on Form 10-K of Southern Mineral Corporation, a Nevada corporation (the "Company"), of the references to this firm and to its reports listed below for the Company's estimated domestic proved reserves contained in the Annual Report on Form 10-K for the year ended December 31, 1998.


          1. Report of domestic proved reserves estimates as of January 1, 1996 dated March 1, 1996.
          2. Audit of domestic proved reserves estimates as of January 1, 1997 dated February 25, 1997.
          3. Report of domestic proved reserves estimates as of January 1, 1998 dated February 16, 1998.
          4. Report of domestic proved reserves estimates as of January 1, 1999 dated February 11, 1999.


                                      NETHERLAND, SEWELL & ASSOCIATES, INC.


                                       By:/s/ DANNY D. SIMMONS
                                            Danny D. Simmons
                                            Senior Vice President

       Houston, Texas
       March 24, 1999



     4500 THANKSGIVING TOWER * 1601 ELM STREET * DALLAS, TEXAS 75201-4754 *
                      (214) 969-5401 * FAX: (214) 969-5411
    4950 THREE ALLEN CENTER * 333 CLAY STREET * HOUSTON, TEXAS 77002-4103 *
                      (713) 654-4950 * FAX: (713) 654-4951
                       TELEX: 49615767 * CABLE: NSAIINTL